UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 21, 2004

                           TASKER CAPITAL CORPORATION
               (Exact name of Registrant as specified in charter)

          Nevada                   000-32019                   88-0426048
(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

                      100 Mill Plain Rd., Danbury, CT 06811
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (203) 546-3555

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

           On May 21, 2004, Tasker Capital Corporation ("the Company") entered into a Securities Purchase Agreement (the "Purchase Agreement"), with several accredited investors (collectively the "Purchasers"), under which the Company issued and sold to the Purchasers in a private placement (i) $1,647,674 of convertible debentures with an original issue discount of 16%; and (ii) warrants to purchase 3,461,500 shares of common stock at $0.25 per share. The warrants expire 5 years from the date of issuance.

OID CONVERTIBLE DEBENTURES

           The principal amount of the debenture is repayable in shares of common stock at a fixed conversion price of $0.20 per share. The aggregate principal amount of debentures is convertible into 8,238,370 shares of common stock. The debenture is due on the second anniversary of the original issue date. The holder shall not be entitled to convert and/or exercise their securities in any amount which would result in the holder being the beneficial owner of more than 4.99% of the Company's common stock, unless 61 days' prior notice is given to the Company.

           The conversion price of the debenture and the exercise price of the warrants are subject to customary anti-dilution rights. In addition, if the Company issues common stock at a price less than the conversion price of the debenture and the exercise price of the warrant then such conversion and exercise price shall be reduced to such lower price.

OTHER TERMS

           The  Purchasers  have  registration   rights  for  the  common  stock
underlying the above-referenced securities.

           The terms this financing are complex. This summary of the terms is general in nature and is qualified by reference to the actual agreements attached as exhibits to the Company's filings with the SEC. Stockholders desiring a more complete understanding of these securities are urged to refer to such exhibits.

           The issuance of the above-referenced securities were exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

           The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the transaction documents attached as exhibits to this Form 8-K.


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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following documents are filed as exhibits to this report:

Exhibit
Number   Description

4.1      Securities Purchase Agreement dated as of July 21, 2004.

4.2      Registration Rights Agreement dated as of July 21, 2004.

4.3      Form of Common Stock Purchase Warrant dated as of July 21, 2004.

4.4      Form of Convertible Debenture dated as of July 21, 2004.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TASKER CAPITAL CORPORATION

                                By: /s/Robert Appleby
                                    -------------------------------
                                    Robert Appleby, President
                                    Dated:  July 21, 2004